SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

ZENDESK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1019 Market Street San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415.418.7506

______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 11, 2015, Zendesk, Inc. (the “Company”) issued a press release announcing its results for the quarter and fiscal year ended December 31, 2014. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.  The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

On February 5, 2015, Devdutt Yellurkar notified the Company’s Board of Directors (the “Board”) of his intent not to stand for reelection as a Class I Director of the Company upon the expiration of his current term, which expires at the Company’s 2015 Annual Meeting of Stockholders. Mr. Yellurkar’s decision not to stand for reelection is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with the expiration of Mr. Yellurkar’s current term at the Company’s 2015 Annual Meeting of Stockholders, the Board nominated Michelle Wilson to stand for election as a Class I Director at the Company’s 2015 Annual Meeting of Stockholders. On February 5, 2015, Ms. Wilson notified the Board of her intention to resign as a Class III Director at the conclusion of the Company’s 2015 Annual Meeting of Stockholders, contingent upon her election as a Class I Director at such meeting. Ms. Wilson’s decision to resign as a Class III Director is solely to facilitate her election as a Class I Director at the 2015 Annual Meeting of Stockholders and is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Effective upon the conclusion of the Company’s 2015 Annual Meeting of Stockholders and contingent upon Ms. Wilson’s election as a Class I director at such meeting, the Board reduced the size of the Board from 7 directors to 6 directors by eliminating the vacant directorship that will be created by Ms. Wilson’s resignation as a Class III director.

On February 5, 2015, the Compensation Committee of the Board approved the amendment and restatement of the Company’s Executive Cash Incentive Bonus Plan (the “Bonus Plan”) to permit the Compensation Committee to grant equity awards in full or partial satisfaction of bonus payments upon the attainment of performance targets under the Bonus Plan. Any equity awards granted in satisfaction of such bonus payments will be issued under the Company’s 2014 Stock Option and Incentive Plan. Other than the change to permit the award of equity in full or partial satisfaction of bonus payments, the terms of the amended and restated Bonus Plan were consistent with the terms of the Bonus Plan prior to amendment. A copy of the Bonus Plan, as amended and restated, is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1     Amended and Restated Executive Incentive Bonus Plan

99.1     Press Release, dated February 11, 2015, issued by Zendesk, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zendesk, Inc.
(Registrant)

By:	/s/ Alan Black
Alan Black
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

February 11, 2015

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Executive Incentive Bonus Plan
99.1	Press Release, dated February 11, 2015, issued by Zendesk, Inc.